EXHIBIT 10.23

SEVENTEENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS SEVENTEENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of February 1, 2006 between BRAD FOOTE GEAR WORKS, INC. f/k/a BFG Acquisition Corp., an Illinois corporation (“Borrower”) and LASALLE BANK NATIONAL ASSOCIATION f/k/a LaSalle National Bank f/k/a LaSalle Bank NI (“Lender”).

WHEREAS, Borrower and Lender have entered in that certain Loan and Security Agreement dated as of January 17, 1997, as amended by those certain letter amendments dated February 28, 1997 and July 23, 1997 and those certain Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth and Sixteenth Amendments to Loan and Security Agreement dated as of March 30, 1998, December 1, 1998, June 1, 1999, December 19, 2000, May 1, 2001, July 1, 2001, April 30, 2002, April 29, 2003, July 3, 2003, April 29, 2004, November 15, 2004, April 29, 2005 and June 15, 2005, respectively, and that certain letter amendment (herein, the “Tenth Amendment”) dated October 17, 2002 (such agreement, as so amended, the “Loan Agreement”) with regard to the following loans made by Lender to Borrower: (i) a $3,500,000.00 revolving line of credit loan (the “Revolving Loan”), (ii) a consolidated term loan in the original principal sum of $6,096,791.00 (the “Term Loan”), (iii) a $3,000,000.00 non-revolving equipment line of credit loan with term conversion feature (the “Equipment Loan”), and (iv) a $1,500,000.00 non-revolving equipment line of credit loan with term conversion feature (the “Equipment Loan No. 2”); and

WHEREAS, Borrower has asked Lender to grant the following loan requests: (i) consolidate the outstanding principal balances of the Term Loan, the Equipment Loan and the Equipment Loan No. 2 into one consolidated term loan in the principal sum of $7,899,332.98, and (ii) make Borrower a new $7,100,000.00 non-revolving equipment line of credit loan with a term conversion feature; and

WHEREAS, Lender has agreed to the foregoing requests provided Borrower executes and delivers such documents and instruments required by Lender, including, the notes described below and this Amendment;

NOW, THEREFORE, for valuable consideration, the receipt of which is hereby acknowledged, and in consideration of the foregoing premises, the parties hereto agree as follows:

1.             The capitalized terms used herein without definition shall have the same meaning herein as such terms have in the Loan Agreement.

2.             The definitions of “Loans” and “Notes” in Section 1.1 of the Loan Agreement, are each amended in its entirety to read as follows:

“Loans” shall mean collectively, the Revolving Loan, the Term Loan, the Equipment Loan, all future loans made by the Lender to the Borrower, and all extensions, renewals, amendments, refinancings, modifications, consolidations, conversions, and increases thereof or thereto.

“Notes” shall mean collectively, the Revolving Note, the Term Note, the Equipment Note, all notes executed by Borrower evidencing future loans made by Lender to Borrower, and all extensions, renewals, amendments, refinancings, modifications, consolidations and conversions thereof or thereto.

3.             Section 1.1 of the Loan Agreement is amended to delete the definitions: “Equipment Loan No. 2” and “Equipment Note No. 2”.

4.             In Section 1.1 of the Loan Agreement, the definition of “Indebtedness” is amended to delete the following subsection therein following Subsection (2) therein:

“(2B) the Equipment Loan No. 2, together with all extensions, renewals, amendments, refinancings, modifications, consolidations and conversions thereof; and”

5.             Section 3B of the Loan Agreement entitled: “Equipment Loan No. 2” is hereby deleted. All other references in the Loan Agreement to “Equipment Loan No. 2” or “Equipment Note No. 2” are hereby deleted.

6.             Section 3.1 of the Loan Agreement is deleted, and the following paragraphs are substituted therefor:

“3.1         Term Loan.  The Lender has previously made the following loans to Borrower: (i) a consolidated term loan in the principal sum of $6,096,791.00 evidenced by Borrower’s amended and restated consolidated term note dated April 29, 2004 in said principal sum, payable to the order of Lender in installments of principal plus interest as therein described, and (ii) a $3,000,000.00 non-revolving equipment line of credit loan with term conversion evidenced by Borrower’s amended and restated equipment line note dated November 15, 2004 payable to the order of Lender in installments of principal plus interest as therein described, and (iii) a $1,500,000.00 non-revolving equipment line of credit loan with term conversion evidenced by Borrower’s equipment line note dated June 15, 2005 payable to the order of Lender in installments of principal plus interest as therein described.  At Borrower’s request, Lender has agreed to consolidate the outstanding principal balances of such loans into one consolidated term loan in the amount of $7,899,332.98 and extend such loan (hereafter, such consolidated and extended loan, together with any and all extensions, renewals, amendments, refinancings, modifications, conversions or consolidations thereof or thereto, hereafter called the “Term Loan”).  The Term Loan shall be evidenced by a consolidated term note dated February 1, 2006, executed by Borrower, in the principal sum of Seven Million Eight Hundred Ninety Nine Thousand Three Hundred Thirty Two and 98/100 ($7,899,332.98) Dollars (such note, together with any and all extensions, renewals, amendments, refinancings, modifications, conversions or consolidations thereof or thereto, hereafter called the “Term Note”), payable to the order of the Lender in successive monthly installments of principal in the sum of $131,655.55 each, commencing February 28, 2006, and payable on the last day of each month thereafter, followed by a final payment of the entire unpaid principal balance and accrued interest due on January 31, 2011. Interest on the Term Note shall be payable at the times, in the manner, and at the applicable rates set forth in the Term Note.  Interest on the Term Note shall be calculated on the basis of a 360-day year for the actual number of days the principal is outstanding.

3.2           Prepayment Penalty.  If the Term Note provides that Borrower is required to pay a prepayment penalty in connection with any prepayment thereon, upon the occurrence of each prepayment on such Term Note, the Borrower shall pay the Lender the prepayment penalty calculated in accordance with the terms of the Term Note.”

7.             Section 3A of the Loan Agreement is hereby amended in its entirety to read as follows:

“              SECTION 3A.  EQUIPMENT LOAN.

3A.1        Equipment Line of Credit.  The Lender agrees to extend to the Borrower a non-revolving equipment line of credit in the principal amount of Seven Million One Hundred Thousand and 00/100 ($7,100,000.00) Dollars (such loan, together with any and all extensions, renewals, amendments, refinancings, modifications, conversions or consolidations thereof or thereto, the “Equipment Loan”).  The Equipment Loan shall be evidenced by an equipment line note dated February 1, 2006 executed by Borrower in the principal sum of Seven Million One Hundred Thousand and 00/100 ($7,100,000.00) Dollars (such note, together with any and all extensions, renewals, amendments, refinancings, modifications, conversions or consolidations thereof or thereto, hereafter called the “Equipment Note”).  The Equipment Note shall be payable to the order of the Lender in installments of principal and interest, calculated at the applicable rate set forth in the Equipment Note, the terms of which are incorporated herein by reference.

The proceeds of the Equipment Loan shall be used by Borrower solely to purchase new and used equipment to be used in Borrower’s business. Lender shall advance one hundred percent (100%) against the invoice cost (excluding all soft costs) of the equipment being purchased. Borrower will provide the Lender with copies of the invoices and any purchase agreements for such equipment.

3A.2.       Prepayment Penalty.  If the Equipment Note provides that Borrower is required to pay a prepayment penalty in connection with any prepayment thereon, upon the occurrence of each prepayment on such Equipment Note, the Borrower shall pay the Lender the prepayment penalty calculated in accordance with the terms of the Equipment Note.”

8.             The Borrower acknowledges and agrees that the Loan Agreement is and as amended hereby shall remain in full force and effect, and that the Collateral is and shall remain subject to the lien and security interest granted and provided for by the Loan Agreement as amended hereby, for the benefit and security of all obligations and indebtedness heretofore, now or hereafter owed by Borrower to Lender, including, without limitation, the indebtedness evidenced by the Revolving Note, the Term Note, the Equipment Note and all other Indebtedness.

Without limiting the foregoing, the Borrower hereby agrees that, notwithstanding the execution and delivery hereof, (i) all rights and remedies of the Lender under the Loan Agreement, (ii) all obligations and indebtedness of the Borrower thereunder, and (iii) the lien and security interest granted and provided for thereby are and as amended hereby shall remain in full force and effect for the benefit and security of all obligations and indebtedness of the Borrower thereunder, including, without limitation, the indebtedness evidenced by the Revolving Note, the Term Note, the Equipment Note and all other Indebtedness, it being specifically understood and agreed that this Amendment shall constitute and be an acknowledgment and continuation of the rights, remedies, lien and security interest in favor of the Lender, and the obligations and indebtedness of the Borrower to the Lender, which exist under the Loan Agreement as amended hereby, each and all of which are and shall remain applicable to the Collateral.

This Amendment confirms and assures a lien and continuing first priority security interest in the Collateral heretofore granted in favor of the Lender under the Loan Agreement, and nothing contained herein shall in any manner impair the priority of such lien and security interest.

9.             In order to induce Lender to enter into this Amendment, the Borrower hereby represents and warrants to the Lender that as of the date hereto, each of the representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct and the Borrower is in full compliance with all of the terms and conditions of the Loan Agreement, as amended hereby, and no Event of Default or Default has occurred and is continuing.

10.           Except as specifically amended and modified hereby, all of the terms and conditions of the Loan Agreement shall stand and remain unchanged and in full force and effect. This instrument shall be construed and governed by and in accordance with the laws of the State of Illinois.

11.           Borrower further agrees to reimburse the Lender for its reasonable legal fees and other out-of-pocket costs incurred in documenting the aforesaid loan requests and modifications.

IN WITNESS WHEREOF, the parties have entered into this Seventeenth Amendment to Loan and Security Agreement as of date first above written.

Borrower:

BRAD FOOTE GEAR WORKS, INC.

By:	/s/ J. Cameron Drecoll
Title:	President

Attest:

By:	/s/ Joan M. Drecoll
Title:	Secretary

Lender:

LASALLE BANK NATIONAL ASSOCIATION

By:	/s/ Stephen P. Mares
Title:	Vice President